THESE SECURITIES AND ANY SECURITIES ISSUABLE UPON THE EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

[SERIES A-1][SERIES A-2] WARRANT

Original Issue Date: July 2, 2019

FTE Networks Inc. ( the “Company” ), hereby certifies that, for value received, [●] (the “Holder” ), is entitled to purchase from the Company up to a total of [●] shares (the “Warrant Shares”) of common stock, par value $0.001 per share (“Common Stock”), subject to adjustment as set forth in Section 4, or following the exercise of this Warrant in part pursuant to Section 5 hereof, the remaining number of shares of Common Stock issuable upon exercise of this Warrant as set forth in the Warrant Register (as defined below), at any time and from time to time from and after the Original Issue Date and through and including the five year anniversary of the Original Issue Date (the “Expiration Date”), at the Exercise Price (as defined in Section 3 hereof), and subject to the following.

1.	Exercise and Duration of Warrants. This Warrant shall be exercisable by the registered Holder at any time and from time commencing on the True-Up Date (as defined below) pursuant to the delivery of an “Exercise Notice” (in the form attached hereto) through and including the Expiration Date, at which time the Warrant shall terminate. The Company may not call or redeem any portion of this Warrant.

2.	Payment of Exercise Price. With the delivery of an Exercise Notice, the Holder shall pay the product of the number of the Warrant Shares being purchased hereunder multiplied by the Exercise Price by wire transfer in immediately available funds

3.	Adjustment of Exercise Price Upon Certain Events. The exercise price (the “Exercise Price”) shall be $3.00 per share; provided that in the event that the Super Senior Bridge Loan (as defined in that certain Amended and Restated Credit Agreement, dated as of July 2, 2019 (as amended or supplemented, the “Credit Agreement”), as may be amended, modified and/or restated from time to time, among Jus-Com, Inc., an Indiana corporation, the Company, Benchmark Builders, Inc., a New York corporation, the other Credit Parties thereto, the Lenders party thereto, and Lateral Juscom Feeder LLC, as administrative agent) has not been paid and satisfied in full by [October 31, 2019][December 31, 2019], the Exercise Price shall automatically without any further action by the Holder or the Company be deemed to be $0.01 per share and shall remain $0.01 per share whether or not the Super Senior Bridge Loan is subsequently repaid at any later date.

4.	Adjustment of Underlying Warrant Shares on True-Up Date. As soon as practicable after December 31, 2019 (the “True-Up Date”), the number of Warrant Shares that may be purchased upon exercise of this Warrant and all other Series A-1 Warrants and Series A-2 Warrants of the Company shall automatically without any further action by the Holder or the Company be increased or decreased, so that after such adjustment, the sum of (i) the aggregate number of shares of Common Stock issuable upon exercise of this Warrant, plus (ii) the number of shares of Common Stock issuable upon the exercise of all other outstanding Series A-1 Warrants and Series A-2 Warrants of the Company, plus (iii) 4,193,207 shares of Common Stock (previously issued to the Lateral Entities other than Niagara Nominee, L.P. prior to the date hereof) equals 25.0% of the total issued and outstanding shares of Common Stock (on a Fully-Diluted Basis) on the True-Up Date. The Company shall apply the adjustment set forth in this Section 4, pro rata among all outstanding Series A-1 Warrants and Series A-2 Warrants of the Company, with all fractional shares greater than 0.5 rounded up and all fractional shares less than 0.5 rounded down. On the business day following the True-Up Date, the Company at its expense shall prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number of Warrant Shares, describing the transactions giving rise to such adjustments and showing in detail the facts upon which adjustment is based. The Company shall take all necessary action to promptly notify the Company’s transfer agent of such adjustment. For purposes of this Section 4, “Fully Diluted Basis” refers to all outstanding shares of Common Stock plus the number of shares of Common Stock that would be outstanding if (i) this Warrant, (ii) all other warrants, options or other rights to subscribe for, purchase or otherwise acquire Common Stock (other than outstanding warrants held by any Lateral Entity (as defined in the Credit Agreement) or by any affiliate (other than Niagara Nominee L.P.) of any of them on the Original Issue Date of this Warrant set forth above) or (iii) securities (including preferred stock and debt securities) convertible or exchangeable for Common Stock had been converted or fully exercised are issued and outstanding on the True-Up Date.

5.	Delivery of Warrant Shares. To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless all Warrant Shares represented by this Warrant are being exercised. Upon delivery of an Exercise Notice to the Company, the Company shall promptly (but in no event later than two days during which the Common stock is traded (each a “Trading Day”) on the NYSE American or any successor exchange or market (each a “Trading Market”) after the Date of Exercise) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise, which, shall contain a restrictive legend. A “Date of Exercise” means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice, appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

6.	No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the Date of Exercise.

7.	Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 6.

a)	Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 6(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

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b)	Record Date. If the Company shall take a record of the holder of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or (ii) to subscribe for or purpose Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend of subscription or purpose, as the case may be.

c)	Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 6, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionally, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

d)	Calculations. All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include treasury shares or shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered as issue or sale of Common Stock.

e)	Notice of Adjustment. Upon the occurrence of each adjustment pursuant to this Section 6, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder.

8.	Registration of Warrant. The Company shall register the Warrant upon the records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

9.	Transferability of Warrants. Subject to Section 4, this Warrant and all the rights hereunder are transferable, in whole part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.

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10.	Registration of Transfers. Subject to Section 7 above, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all the rights and obligations of a holder of a Warrant. The New Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of the Warrant Shares without having a new Warrant issued.

11.	Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrant in a name other than that of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

12.

Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party cost as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

13.

Reservation of Warrant Shares. The company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other that the Holder. The company covenants that all Warrants Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

14.

Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered e-mail at the e-mail address specified in this Section 13 prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the e-mail address specified in this Section 13 on a day that is not a Trading Day or later than 5:30 p.m. (New York time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required given. The addresses for such communications shall be: (i) if to the Company, to 237 West 35th Street, Suite 901, New York, New York 10001, email: mfernandez@ftenet.com, attention: Chief Executive Officer, in each case with a copy by email which shall not constitute notice to clayton.parker@klgates.com or to such other address or e-mail address as the Company shall notify the Holder in writing (ii) if to the Holder, to address, e-mail address, or facsimile number appearing on the Warrant Register or such other address, e-mail address, or facsimile number as the Holder may provide to the Company.

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15. Miscellaneous.

a)	This Warrant shall be binding on and insure to the benefit of the parties hereto and their respective successor and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder or, if applicable, their successors assign.

b)	All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and constructed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the borough of Manhattan, New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceedings, any claim that it is not personally subject to the jurisdiction of any such court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceedings by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notice to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transaction contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceedings.

c)	The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

d)	In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

e)	If the last or appointed day for taking action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken, or such right may be exercised on the next succeeding Trading Day.

f)	Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

FTE NETWORKS, INC.

By:
Name:
Title:

[Signature Page to Warrant Agreement]

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EXERCISE NOTICE

FTE NETWORKS, INC.

[SERIES A-1][SERIES A-2] WARRANT

DATED (DATE)

To:	FTE NETWORKS, INC.

The undersigned hereby irrevocably elects to purchase [____] Shares of the Common Stock pursuant to the above referenced Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(1) The undersigned Holder hereby exercises its right to purchase [____] Warrant Shares pursuant to the Warrant.

(2) The Holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

(3) Pursuant to this Exercise Notice, the Company shall deliver to the holder__________________ Warrant Shares in accordance with the terms of the Warrant.

(4) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

______________________________

The Warrant Shares shall be delivered by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

[SERIES A-1][SERIES A-2] WARRANT

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing [Series A-1][Series A-2] Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:	_____________________________

Holder’s Address:	_____________________________

_____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.